Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Third-Quarter 2024 Results

Third-Quarter Financial Highlights
•Net sales of $1,255 million; year-over-year increase of 31.3%
•Net income of $137 million and net income per diluted share of $2.64
•Non-GAAP diluted EPS increased year-over-year to $3.49
•Adjusted EBITDA increased year-over-year to $268 million
•Completed Exit and Restructuring actions to drive $120 million annualized net expense savings

Lincolnshire, Ill., October 29, 2024 — Zebra Technologies Corporation (NASDAQ: ZBRA), a leading digital solution provider enabling businesses to intelligently connect data, assets, and people, today announced results for the third quarter ended September 28, 2024.

“Our third quarter performance reflects excellent execution by our teams supported by continuing recovery in demand, strong gross margin, and the completion of our restructuring actions, enabling us to deliver sales and earnings results above the high end of our outlook," said Bill Burns, Chief Executive Officer of Zebra Technologies. "Our relentless focus on innovation continues to drive our competitive differentiation and secure wins."

“We have increased our full year outlook for profitable growth to reflect our recent performance and continued momentum in demand," said Burns. "We continue to be well positioned to advance our industry leadership with our innovative solutions that digitize and automate our customers’ workflows across the supply chain.”

$ in millions, except per share amounts	3Q24	3Q23	Change
Select reported measures:
Net sales	$1,255	$956	31.3%
Gross profit	613	427	43.6%
Gross margin	48.8%	44.7%	410 bps
Net income (loss)	137	(15)	1,013.3%
Net income (loss) margin	10.9%	(1.6)%	1250 bps
Net income (loss) per diluted share	$2.64	$(0.28)	1,042.9%

Select Non-GAAP measures:
Adjusted net sales	$1,255	$956	31.3%
Organic net sales growth			30.6%
Adjusted gross profit	616	428	43.9%
Adjusted gross margin	49.1%	44.8%	430 bps
Adjusted EBITDA	268	111	141.4%
Adjusted EBITDA margin	21.4%	11.6%	980 bps
Non-GAAP net income	$181	$45	302.2%
Non-GAAP diluted earnings per share	$3.49	$0.87	301.1%

Net sales were $1,255 million in the third quarter of 2024 compared to $956 million in the prior year. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $845 million in the third quarter of 2024 compared to $632 million in the prior year. Asset Intelligence & Tracking ("AIT") segment net sales were $410 million in the third quarter of 2024 compared to $324 million in the prior year. Consolidated organic net sales for the third quarter of 2024 increased 30.6% year-over-year, with a 33.0% increase in the EVM segment and a 25.8% increase in the AIT segment.

Third quarter 2024 gross profit was $613 million compared to $427 million in the prior year. Gross margin increased to 48.8% for the third quarter of 2024 compared to 44.7% in the prior year due to volume leverage and business mix. Adjusted gross margin was 49.1% in the third quarter of 2024 compared to 44.8% in the prior year.

Operating expenses decreased to $422 million in the third quarter of 2024 from $439 million in the prior year, primarily due to lower restructuring costs and incremental savings largely attributed to our restructuring actions, partially offset by higher incentive compensation expense. Adjusted operating expenses increased to $364 million in the third quarter of 2024 from $334 million in the prior year.

In the third quarter, the company completed the actions under its previously announced Exit and Restructuring Plans generating approximately $120 million of net annualized cost savings primarily within Operating expenses, of which, the Company has realized $110 million in net savings to date.

Net income for the third quarter of 2024 was $137 million, or $2.64 per diluted share, compared to net loss of $15 million, or $0.28 loss per diluted share, in the prior year. Non-GAAP net income increased to $181 million for the third quarter of 2024, or $3.49 per diluted share, compared to $45 million, or $0.87 per diluted share, for the prior year.

Adjusted EBITDA for the third quarter of 2024 was $268 million, or 21.4% of adjusted net sales, compared to $111 million, or 11.6% of adjusted net sales in the prior year primarily due to higher gross margins and lower operating expense as a percentage of revenue.

Balance Sheet and Cash Flow
As of September 28, 2024, the Company had cash and cash equivalents of $676 million and total debt of $2,183 million.

For the first nine months of 2024, net cash provided by operating activities was $707 million and the Company invested $41 million in capital expenditures, resulting in free cash flow of $666 million. The Company also had net debt payments of $43 million and share repurchases of $16 million in the first nine months of 2024.

Outlook
The Company expects fourth quarter sales growth between 28% and 31% compared to the prior year. Foreign currency translation is expected to have approximately a 1 percentage point favorable impact.

Fourth quarter Adjusted EBITDA margin is expected to be approximately 22%. Non-GAAP diluted earnings per share are expected to be in the range of $3.80 to $4.00. This assumes an adjusted effective tax rate of approximately 17%.

Free cash flow for the full year is expected to be at least $850 million.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the Company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the Company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) helps organizations monitor, anticipate, and accelerate workflows by empowering their frontline and ensuring that everyone and everything is visible, connected and fully optimized. Our award-winning portfolio spans software to innovations in robotics, machine vision, automation and digital decisioning, all backed by a +50-year legacy in scanning, track-and-trace and mobile computing solutions. With an ecosystem of 10,000 partners across more than 100 countries, Zebra's customers include over 80% of the Fortune 500. Newsweek recently recognized Zebra as one of America's Most Loved Workplaces and Greatest Workplaces for Diversity, and we are on Fast Company's list of the Best Workplaces for Innovators. Learn more at www.zebra.com or sign up for news alerts. Follow Zebra’s Your Edge blog, LinkedIn, Twitter and Facebook, and check out our Story Hub: Zebra Perspectives.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings, and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on Zebra's business and results of operations. Zebra's ability to purchase sufficient materials, parts, and components, and ability to provide services, software and products to meet customer demand could negatively impact Zebra's results of operations and customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an adverse impact on results. Foreign exchange rates, customs duties and trade policies may have an adverse effect on financial results because of the large percentage of Zebra's international sales. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors that could adversely affect Zebra's business and results of operations. The success of integrating acquisitions could also adversely affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of Zebra's financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of certain risks, uncertainties and other factors that could adversely affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “adjusted gross margin,” “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA margin,” “Adjusted EBITDA % of adjusted net sales,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “Non-GAAP diluted earnings per share,” “free cash flow,” “organic net sales,” “organic net sales growth,” “organic net sales growth (decline),” “organic net sales (decline) growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 518 6432	Phone: + 1 847 370 2317
InvestorRelations@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	September 28, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$676	$137
Accounts receivable, net of allowances for doubtful accounts of $1 each as of September 28, 2024 and December 31, 2023	642	521
Inventories, net	639	804
Income tax receivable	67	63
Prepaid expenses and other current assets	109	147
Total Current assets	2,133	1,672
Property, plant and equipment, net	302	309
Right-of-use lease assets	173	169
Goodwill	3,895	3,895
Other intangibles, net	447	527
Deferred income taxes	501	438
Other long-term assets	239	296
Total Assets	$7,690	$7,306
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$89	$173
Accounts payable	533	456
Accrued liabilities	490	504
Deferred revenue	432	458
Income taxes payable	18	7
Total Current liabilities	1,562	1,598
Long-term debt	2,080	2,047
Long-term lease liabilities	162	152
Deferred income taxes	66	67
Long-term deferred revenue	304	312
Other long-term liabilities	95	94
Total Liabilities	4,269	4,270
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	653	615
Treasury stock at cost, 20,609,801 and 20,772,995 shares as of September 28, 2024 and December 31, 2023, respectively	(1,871)	(1,858)
Retained earnings	4,697	4,332
Accumulated other comprehensive loss	(59)	(54)
Total Stockholders’ Equity	3,421	3,036
Total Liabilities and Stockholders’ Equity	$7,690	$7,306

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net sales:
Tangible products	$1,019	$729	$2,931	$2,885
Services and software	236	227	716	690
Total Net sales	1,255	956	3,647	3,575
Cost of sales:
Tangible products	526	419	1,539	1,559
Services and software	116	110	343	341
Total Cost of sales	642	529	1,882	1,900
Gross profit	613	427	1,765	1,675
Operating expenses:
Selling and marketing	151	138	449	445
Research and development	141	127	425	403
General and administrative	96	88	274	256
Amortization of intangible assets	29	26	80	78
Acquisition and integration costs	1	2	3	4
Exit and restructuring costs	4	58	17	82
Total Operating expenses	422	439	1,248	1,268
Operating income (loss)	191	(12)	517	407
Other (loss) income, net:
Foreign exchange (loss) gain	(9)	6	(6)	2
Interest expense, net	(31)	(16)	(71)	(69)
Other expense, net	(2)	(2)	(13)	(8)
Total Other expense, net	(42)	(12)	(90)	(75)
Income (loss) before income tax	149	(24)	427	332
Income tax expense (benefit)	12	(9)	62	53
Net income (loss)	$137	$(15)	$365	$279
Basic earnings (loss) per share	$2.65	$(0.28)	$7.09	$5.44
Diluted earnings (loss) per share	$2.64	$(0.28)	$7.04	$5.40

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	September 28, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$365	$279
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	130	132
Share-based compensation	68	39
Deferred income taxes	(62)	(35)
Unrealized gain on forward interest rate swaps	(31)	(34)
Other, net	12	3
Changes in operating assets and liabilities:
Accounts receivable, net	(120)	228
Inventories, net	161	7
Other assets	5	(25)
Accounts payable	79	(402)
Accrued liabilities	68	(79)
Deferred revenue	(34)	(12)
Income taxes	25	(134)
Settlement liability	(45)	(135)
Cash receipts on forward interest rate swaps	86	20
Other operating activities	—	3
Net cash provided by (used in) operating activities	707	(145)
Cash flows from investing activities:
Purchases of property, plant and equipment	(41)	(48)
Proceeds from sale of short-term investments	2	—
Purchases of long-term investments	(3)	(1)
Net cash used in investing activities	(42)	(49)
Cash flows from financing activities:
Payment of debt issuance costs, extinguishment costs and discounts	(9)	—
Payments of debt	(694)	(221)
Proceeds from issuance of debt	651	469
Payments for repurchases of common stock	(16)	(52)
Net payments related to share-based compensation plans	(27)	(8)
Change in unremitted cash collections from servicing factored receivables	(35)	(48)
Other financing activities	3	—
Net cash (used in) provided by financing activities	(127)	140
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	—	(2)
Net increase (decrease) in cash and cash equivalents, including restricted cash	538	(56)
Cash and cash equivalents, including restricted cash, at beginning of period	138	117
Cash and cash equivalents, including restricted cash, at end of period	$676	$61
Less restricted cash, included in Prepaid expenses and other current assets	—	—
Cash and cash equivalents at end of period	$676	$61
Supplemental disclosures of cash flow information:
Income taxes paid	$90	$227
Interest paid inclusive of forward interest rate swaps	$3	$80
Certain prior period amounts included in Net cash provided by (used in) operating activities have been reclassified to conform with the current period presentation.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH (DECLINE)
(Unaudited)

	Three Months Ended
	September 28, 2024
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	26.5%	33.7%	31.3%
Adjustments:
Impact of foreign currency translations (1)	(0.7)%	(0.7)%	(0.7)%
Consolidated Organic Net sales growth	25.8%	33.0%	30.6%

	Nine Months Ended
	September 28, 2024
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales (decline) growth	(8.1)%	7.8%	2.0%
Adjustments:
Impact of foreign currency translations (1)	(0.6)%	(0.4)%	(0.5)%
Consolidated Organic Net sales (decline) growth	(8.7)%	7.4%	1.5%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, inclusive of the Company’s foreign currency hedging program.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	September 28, 2024			September 30, 2023
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$410	$845	$1,255	$324	$632	$956
Reported Gross profit	199	414	613	145	282	427
Gross Margin	48.5%	49.0%	48.8%	44.8%	44.6%	44.7%

Non-GAAP
Adjusted Net sales	$410	$845	$1,255	$324	$632	$956
Adjusted Gross profit (1)	200	416	616	145	283	428
Adjusted Gross Margin	48.8%	49.2%	49.1%	44.8%	44.8%	44.8%

	Nine Months Ended
	September 28, 2024			September 30, 2023
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$1,199	$2,448	$3,647	$1,305	$2,270	$3,575
Reported Gross profit	570	1,195	1,765	628	1,047	1,675
Gross Margin	47.5%	48.8%	48.4%	48.1%	46.1%	46.9%

Non-GAAP
Adjusted Net sales	$1,199	$2,448	$3,647	$1,305	$2,270	$3,575
Adjusted Gross profit (1)	572	1,200	1,772	629	1,050	1,679
Adjusted Gross Margin	47.7%	49.0%	48.6%	48.2%	46.3%	47.0%

(1)Adjusted Gross profit excludes share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
GAAP Net income (loss)	$137	$(15)	$365	$279
Adjustments to Cost of sales(1)
Share-based compensation	3	1	7	4
Total adjustments to Cost of sales	3	1	7	4
Adjustments to Operating expenses(1)
Amortization of intangible assets	29	26	80	78
Acquisition and integration costs	1	2	3	4
Share-based compensation	24	19	78	42
Exit and restructuring costs	4	58	17	82
Total adjustments to Operating expenses	58	105	178	206
Adjustments to Other expense, net(1)
Amortization of debt issuance costs and discounts	—	1	1	2
Investment loss	—	—	6	1
Foreign exchange loss (gain)	9	(6)	6	(2)
Forward interest rate swap (gain)	—	(23)	(31)	(34)
Total adjustments to Other expense, net	9	(28)	(18)	(33)
Income tax effect of adjustments(2)
Reported income tax expense (benefit)	12	(9)	62	53
Adjusted income tax	(38)	(9)	(101)	(90)
Total adjustments to income tax	(26)	(18)	(39)	(37)
Total adjustments	44	60	128	140
Non-GAAP Net income	$181	$45	$493	$419

GAAP earnings (loss) per share
Basic	$2.65	$(0.28)	$7.09	$5.44
Diluted	$2.64	$(0.28)	$7.04	$5.40
Non-GAAP earnings per share
Basic	$3.52	$0.87	$9.58	$8.16
Diluted	$3.49	$0.87	$9.51	$8.10

Basic weighted average shares outstanding(3)	51,567,216	51,336,645	51,480,812	51,380,876
Diluted weighted average and equivalent shares outstanding	51,918,055	51,336,645	51,845,572	51,717,731
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.
(3)For GAAP purposes, in periods of a net loss, restricted stock and performance share awards, which are participating securities, are excluded from weighted-average shares outstanding and all unvested share-based awards were anti-dilutive and therefore excluded from diluted shares. For the three months ended September 30, 2023, Non-GAAP basic and diluted weighted average shares outstanding were 51,344,065 and 51,696,702, respectively.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
GAAP Net income (loss)	$137	$(15)	$365	$279
Add back:
Depreciation (excluding exit and restructuring)	16	17	50	52
Amortization of intangible assets	29	26	80	78
Total Other expense, net	42	12	90	75
Income tax expense (benefit)	12	(9)	62	53
EBITDA (Non-GAAP)	236	31	647	537

Adjustments to Cost of sales
Share-based compensation	3	1	7	4
Total adjustments to Cost of sales	3	1	7	4
Adjustments to Operating expenses
Acquisition and integration costs	1	2	3	4
Share-based compensation	24	19	78	42
Exit and restructuring costs	4	58	17	82
Total adjustments to Operating expenses	29	79	98	128
Total adjustments to EBITDA	32	80	105	132
Adjusted EBITDA (Non-GAAP)	$268	$111	$752	$669

Adjusted EBITDA % of Adjusted Net Sales (Non-GAAP)	21.4%	11.6%	20.6%	18.7%

FREE CASH FLOW

	Nine Months Ended
	September 28, 2024	September 30, 2023
Net cash provided by (used in) operating activities	$707	$(145)
Less: Purchases of property, plant and equipment	(41)	(48)
Free cash flow (Non-GAAP)(1)	$666	$(193)
(1) Free cash flow, a non-GAAP measure, is defined as Net cash provided by (used in) operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.